UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2006 (December 18, 2006)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 579-7388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 18, 2006, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Product License and Supply Agreement (the “Agreement”) with MediGene AG, a corporation existing under the laws of Germany (“MediGene”). Under the Agreement, the Company has agreed to exclusively license to MediGene certain patents, trademarks, product know-how and product data (each as defined in the Agreement) relating to Oracea™, the Company’s dermatology product for the systemic treatment of rosacea, to the extent necessary for MediGene to manufacture, market and distribute Oracea in the European Union, certain contiguous countries and Russia (the “Territories”).  In addition, the Company has granted MediGene the right to sublicense the rights granted to it under the Agreement, subject to certain payment obligations to the Company.

In exchange for the exclusive license granted to MediGene, MediGene has agreed to pay the Company an upfront fee of $5.0 million in connection with the execution of the Agreement, an additional $7.5 million in milestone payments upon the achievement of certain annual sales thresholds, an agreed upon transfer price and royalties based on a percentage of the net sales of Oracea in the Territories.

Pursuant to the Agreement, the Company has agreed to, among other things (i) use its reasonable best efforts to achieve marketing approval for Oracea with the competent authorities in the U.K. and Germany (“RMA Approval”), (ii) manufacture Oracea according to certain specifications, until such time as MediGene elects to exercise its right to manufacture the product and (iii) maintain and defend the licensed assets (as defined in the Agreement).

MediGene has agreed to, among other things (i) purchase Oracea exclusively from the Company until MediGene elects to manufacture the product on its own and (ii) maintain, manage and compensate its own sales force sufficient to achieve certain  specified sales minimums.

The term of the Agreement shall remain in effect on a country by country basis until the expiration of the last of the Oracea patents to expire in a particular country.  The Company may terminate the Agreement (i) upon 180 days prior notice, prior to the launch of a competitive product in the Territories, if MediGene does not achieve minimum sales in any annual accounting period after 2008 (as defined in the Agreement) and does not make a stipulated cure payment, (ii) upon 90 days prior notice, if MediGene is in breach of a material obligation under the Agreement or (iii) immediately, if MediGene files an application for insolvency or bankruptcy or becomes unable to timely pay its obligations.  MediGene may terminate the Agreement upon 90 days prior notice if (i) the Company is in breach of any material obligation under the Agreement, (ii) the RMA Approval is not granted before December 31, 2008, (iii) the Company files an application for insolvency or bankruptcy or becomes unable to timely pay its obligations, (iv) with respect to the U.K. or Germany, conditional RMA Approval is granted and the estimated costs of post-approval compliance exceed certain thresholds or (v) the costs associated with manufacturing Oracea in accordance with the specifications, laws and guidelines of each Territory are estimated to exceed certain specified amounts.

The foregoing statements are qualified in their entirety by the above referenced Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: December 22, 2006	By: /s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1 †	Product License and Supply Agreement, dated December 18, 2006, by and between the Company and MediGene AG.

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.